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                                                                    Exhibit 16.1

                      [LETTERHEAD OF HASKELL & WHITE LLP]


October 31, 2001


Securities and Exchange Commission
Mail Stop 11-3 450 5th Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

This letter acknowledges our acceptance of the disclosure in Prolong International Corporation's Form 8-K dated October 31, 2001 relating to the engagement of Haskell & White LLP as Prolong International Corporation's auditors effective October 26, 2001.

                                                Very truly yours,


                                                /s/ Haskell & White LLP
                                                HASKELL & WHITE LLP